Exhibit 99.1
ZoomInfo Announces First Quarter 2024 Financial Results

GAAP Revenue of $310.1 million Grows 3% year-over-year
GAAP Operating Margin of 14% and Adjusted Operating Income Margin of 39%
GAAP Cash Flow from Operations of $115.9 million and Unlevered Free Cash Flow of $122.7 million
Vancouver, WA, May 7, 2024 - ZoomInfo, (NASDAQ: ZI) the go-to-market platform to find, acquire, and grow customers, today announced its financial results for the first quarter ended March 31, 2024.
“We delivered another quarter of revenue growth, with better-than-expected profitability, and stabilizing net revenue retention,” said Henry Schuck, ZoomInfo Founder and CEO. “Our team is innovating on the future of how companies will go-to-market with ZoomInfo Copilot, and we look forward to bringing this GenAI-powered solution to market shortly.”
First Quarter 2024 Financial Highlights:
•Revenue of $310.1 million, an increase of 3% year-over-year.
•GAAP Operating income of $43.0 million and Adjusted operating income of $119.4 million.
•GAAP Operating income margin of 14% and Adjusted operating income margin of 39%.
•GAAP Cash flow from operations of $115.9 million and Unlevered free cash flow of $122.7 million.
Recent Business and Operating Highlights:
•Was named a leader in The Forrester Wave™: Marketing And Sales Data Providers for B2B, Q1 2024 report by Forrester Research, Inc. ZoomInfo received the top scores in the Current Offering and Strategy categories, and the highest possible score in the Market Presence category.
•Published the Company’s 2023 sustainability report, highlighting notable achievements in Environmental, Social, and Governance matters. The full 2023 sustainability report is available here: https://ir.zoominfo.com/sustainability/.
•Closed the quarter with 1,760 customers with $100,000 or greater in annual contract value.
•The Board of Directors of ZoomInfo approved an additional $500 million under the share repurchase program, bringing the total aggregate authorization to $1.1 billion, of which $546.8 million remained outstanding as of quarter-end.
•During the three months ended March 31, 2024, the Company repurchased 9,623,255 shares of Common Stock at an average price of $15.90, for an aggregate $153.1 million.

Q1 2024 Financial Highlights (Unaudited)
($ in millions, except per share amounts)

	GAAP Quarterly Results	Change YoY		Non-GAAP Quarterly Results	Change YoY
Revenue	$310.1	3%
Operating Income	$43.0	(35)%	Adjusted Operating Income	$119.4	(1)%
Operating Income Margin	14%		Adjusted Operating Income Margin	39%
Net Income Per Share (Diluted)	$0.04		Adjusted Net Income per share (Diluted)	$0.26
Cash Flow from Operating Activities	$115.9	7%	Unlevered Free Cash Flow	$122.7	1%
The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information for historical periods to the most directly comparable GAAP financial measure. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Business Outlook:
Based on information available as of May 7, 2024, ZoomInfo is providing guidance for the second quarter and full year 2024 as follows:

	Q2 2024	Prior FY 2024	FY 2024
GAAP Revenue	$306 - $309 million	$1.26 - $1.28 billion	$1.255 - $1.27 billion
Non-GAAP Adjusted Operating Income	$114 - $116 million	$492 - $502 million	$488 - $495 million
Non-GAAP Adjusted Net Income per share	$0.23 - $0.24	$0.99 - $1.01	$1.00 - $1.02
Non-GAAP Unlevered Free Cash Flow	Not Guided	$445 - $465 million	$440 - $455 million
Weighted Average Shares Outstanding	392 million	399 million	394 million

Conference Call and Webcast Information:
ZoomInfo will host a conference call today, May 7, 2024, to review its results at 4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time. To participate in the live conference call via telephone, please register here. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.
The call will also be webcast live on the Company’s investor relations website at https://ir.zoominfo.com/, where related presentation materials will be posted prior to the conference call. Following the conference call, an archived webcast of the call will be available for one year on ZoomInfo’s Investor Relations website.
Non-GAAP Financial Measures and Other Metrics:
To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Income, Adjusted Net Income Per Share, and Unlevered Free Cash Flow. We believe these non-GAAP measures are useful to investors in evaluating our operating performance because they eliminate certain items that affect period-over-period comparability and provide consistency with past financial performance and additional information about our underlying results and trends by excluding certain items that may not be indicative of our business, results of operations, or outlook.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, but rather as supplemental information to our business results. This information should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items or events being adjusted. In addition, other companies may use different measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided at the end of this press release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, taxes and amounts under the exchange tax receivable agreement, deferred tax assets and deferred tax liabilities, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.
We define Adjusted Operating Income as income (loss) from operations adjusted for, as applicable, (i) the impact of fair value adjustments to acquired unearned revenue, (ii) amortization of acquired technology and other acquired intangibles, (iii) equity-based compensation expense, (iv) restructuring and transaction-related expenses, (v) integration costs and acquisition-related expenses, and (vi) legal settlement. We define Adjusted Operating Income Margin as Adjusted Operating Income divided by the sum of revenue and the impact of fair value adjustments to acquired unearned revenue.

We define Adjusted Net Income as net income (loss) adjusted for, as applicable, (i) the impact of fair value adjustments to acquired unearned revenue, (ii) loss on debt modification and extinguishment, (iii) amortization of acquired technology and other acquired intangibles, (iv) equity-based compensation expense, (v) restructuring and transaction-related expenses, (vi) integration costs and acquisition-related expenses, (vii) legal settlement, (viii) TRA liability remeasurement (benefit) expense and (ix) tax impacts of adjustments to net income (loss). We define Adjusted Net Income (Loss) Per Share as Adjusted Net Income (Loss) divided by diluted weighted average shares outstanding used for adjusted net income (loss) per share.
We define Unlevered Free Cash Flow as net cash provided by (used in) operating activities less (i) purchases of property and equipment and other assets, plus (ii) cash interest expense, (iii) cash payments related to restructuring and transaction-related expenses, (iv) cash payments related to integration costs and acquisition-related compensation, and (v) legal settlement payments. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.
Net revenue retention is a metric that we calculate based on customers of ZoomInfo at the beginning of the twelve-month period, and is calculated as: (a) the total annual contract value ("ACV") for those customers at the end of the twelve-month period, divided by (b) the total ACV for those customers at the beginning of the twelve-month period.
Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “goal”, “intend”, “may”, “might”, “objective”, “outlook”, “plan”, “potential”, “predict”, “projection”, “seek”, “should”, “target”, “trend”, “will”, “would” or the negative version of these words or other comparable words. Any statements in this press release regarding future revenue, earnings, margins, financial performance, cash flow, liquidity, or results of operations (including, but not limited to, the guidance provided under “Business Outlook”), and any other statements that are not historical facts are forward-looking statements. We have based our forward-looking statements on beliefs and assumptions based on information available to us at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may, and often do, vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: future economic, competitive, and regulatory conditions, potential future uses of cash, the successful integration of acquired businesses, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. Each forward-looking statement contained in this presentation speaks only as of the date of this press release, and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.
About ZoomInfo
ZoomInfo (NASDAQ: ZI) is the trusted go-to-market platform for businesses to find, acquire, and grow their customers. It delivers accurate, real-time data, insights, and technology to more than 35,000 companies worldwide. Businesses use ZoomInfo to increase efficiency, consolidate, technology stacks, and align their sales and marketing teams - all in one platform. ZoomInfo is a recognized leader in data privacy, with industry-leading GDPR and CCPA compliance measures and numerous data security and privacy certifications. For more information about how ZoomInfo can help businesses grow their revenue at scale, please visit www.zoominfo.com.
Website Disclosure
ZoomInfo intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://ir.zoominfo.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.zoominfo.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about ZoomInfo when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.zoominfo.com/.
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Investor Contact:
Jeremiah Sisitsky
VP of Investor Relations
IR@zoominfo.com
Media Contact:
Erin Hendrick
Senior Director, Communications
PR@zoominfo.com

ZoomInfo Technologies Inc.
Condensed Consolidated Balance Sheets
(in millions, except share data)

	March 31,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$405.9	$447.1
Short-term investments	34.3	82.2
Restricted cash, current	—	0.2
Accounts receivable, net	223.5	272.0
Prepaid expenses and other current assets	72.1	59.6
Income tax receivable	4.4	3.2
Total current assets	$740.2	$864.3

Restricted cash, non-current	$8.9	$8.9
Property and equipment, net	74.6	65.1
Operating lease right-of-use assets, net	106.8	80.7
Intangible assets, net	319.8	334.6
Goodwill	1,692.7	1,692.7
Deferred tax assets	3,694.3	3,707.1
Deferred costs and other assets, net of current portion	116.6	114.9
Total assets	$6,753.9	$6,868.3

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18.0	$34.4
Accrued expenses and other current liabilities	123.1	113.8
Unearned revenue, current portion	443.0	439.6
Income taxes payable	1.5	2.0
Current portion of tax receivable agreements liability	60.4	31.4
Current portion of operating lease liabilities	12.1	11.2
Current portion of long-term debt	6.0	6.0
Total current liabilities	$664.1	$638.4

Unearned revenue, net of current portion	$1.3	$2.3
Tax receivable agreements liability, net of current portion	2,735.6	2,786.6
Operating lease liabilities, net of current portion	115.4	89.9
Long-term debt, net of current portion	1,225.4	1,226.4
Deferred tax liabilities	2.1	1.9
Other long-term liabilities	4.1	3.5
Total liabilities	$4,748.0	$4,749.0

Stockholders' Equity:
Common stock, par value $0.01	$3.7	$3.8
Additional paid-in capital	1,676.3	1,804.9
Accumulated other comprehensive income	27.5	27.3
Retained earnings	298.4	283.3
Total stockholders' equity	$2,005.9	$2,119.3
Total liabilities and stockholders' equity	$6,753.9	$6,868.3

ZoomInfo Technologies Inc.
Consolidated Statements of Operations
(in millions, except per share amounts; unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$310.1	$300.7
Cost of service:
Cost of service(1)	$33.9	$35.0
Amortization of acquired technology	9.5	10.5
Gross profit	$266.7	$255.2
Operating expenses:
Sales and marketing(1)	$99.4	$103.2
Research and development(1)	43.7	42.3
General and administrative(1)	75.1	37.7
Amortization of other acquired intangibles	5.3	5.6
Restructuring and transaction-related expenses	0.2	0.1
Total operating expenses	$223.7	$188.9
Income from operations	$43.0	$66.3
Interest expense, net	10.1	9.9
Loss on debt modification and extinguishment	—	2.2
Other loss (income), net	3.4	(14.0)
Income before income taxes	$29.5	$68.2
Provision for income taxes	14.4	23.7
Net income	$15.1	$44.5
Net income per share of common stock:
Basic	$0.04	$0.11
Diluted	0.04	0.11
________________
(1)Amounts include equity-based compensation expense, as follows:

	Three Months Ended March 31,
(in millions)	2024	2023
Cost of service	$2.5	$4.1
Sales and marketing	11.8	19.5
Research and development	8.8	6.9
General and administrative	8.1	7.2
Total equity-based compensation expense	$31.2	$37.7

ZoomInfo Technologies Inc.
Consolidated Statements of Cash Flows
(in millions; unaudited)
	Three Months Ended March 31,
	2024	2023
Operating activities:
Net income	$15.1	$44.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20.0	20.9
Amortization of debt discounts and issuance costs	0.5	0.7
Amortization of deferred commissions costs	17.4	18.8
Loss on debt modification and extinguishment	—	2.2
Equity-based compensation expense	31.2	37.7
Deferred income taxes	13.2	27.9
Tax receivable agreement remeasurement	9.6	(10.1)
Provision for bad debt expense	9.2	6.1
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	39.3	1.3
Prepaid expenses and other current assets	(11.9)	(9.9)
Deferred costs and other assets, net of current portion	(17.6)	(16.4)
Income tax receivable	(1.2)	(2.3)
Accounts payable	(16.9)	(10.3)
Accrued expenses and other liabilities	5.5	(34.0)
Unearned revenue	2.5	31.5
Net cash provided by operating activities	$115.9	$108.6

Investing activities:
Purchases of short-term investments	$—	$(63.6)
Maturities of short-term investments	48.2	50.4
Purchases of property and equipment and other assets	(12.8)	(6.4)
Net cash provided by (used in) investing activities	$35.4	$(19.6)

Financing activities:
Payments of deferred consideration	$(0.7)	$—
Repayment of debt	(1.5)	(1.5)
Payments of debt issuance and modification costs	(0.8)	(2.0)
Proceeds from exercise of stock options	—	0.2
Taxes paid related to net share settlement of equity awards	(7.1)	(4.1)
Tax receivable agreement payments	(31.6)	—
Repurchase of common stock	(151.0)	(21.9)
Net cash used in financing activities	$(192.7)	$(29.3)

Net increase (decrease) in cash, cash equivalents, and restricted cash	$(41.4)	$59.7
Cash, cash equivalents, and restricted cash at beginning of period	456.2	424.1
Cash, cash equivalents, and restricted cash at end of period	$414.8	$483.8

Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	$405.9	$474.0
Restricted cash, non-current	8.9	9.8
Total cash, cash equivalents, and restricted cash	$414.8	$483.8

Supplemental disclosures of cash flow information
Interest paid in cash	$17.7	$18.7
Cash paid for taxes	3.3	1.7

Supplemental disclosures of non-cash investing and financing activities:
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$2.1	$0.8
Equity-based compensation included in capitalized software	1.5	—

ZoomInfo Technologies Inc.
Reconciliation of GAAP Cash Flow from Operations to Unlevered Free Cash Flow
(in millions; unaudited)

	Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities (GAAP)	$115.9	$108.6
Purchases of property and equipment and other assets	(12.8)	(6.4)
Interest paid in cash	17.7	18.7
Restructuring and transaction-related expenses paid in cash	0.4	0.2
Integration costs and acquisition-related compensation paid in cash	1.3	—
Litigation settlement payments(1)	0.2	—
Unlevered Free Cash Flow (Non-GAAP)	$122.7	$121.1
__________________
(1)Represents payments associated with certain legal settlements. For the three months ended March 31, 2024, these payments related to legal costs incurred due to the Class Actions.

ZoomInfo Technologies Inc.
Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Operating Income
(in millions; unaudited)

	Three Months Ended March 31,
	2024	2023
Income from operations (GAAP)	$43.0	$66.3
Impact of fair value adjustments to acquired unearned revenue(1)	—	0.1
Amortization of acquired technology	9.5	10.5
Amortization of other acquired intangibles	5.3	5.6
Equity-based compensation expense	31.2	37.7
Restructuring and transaction-related expenses(2)	0.2	0.1
Litigation settlement(3)	30.2	—
Adjusted Operating Income (Non-GAAP)	$119.4	$120.3

Revenue (GAAP)	$310.1	$300.7
Impact of fair value adjustments to acquired unearned revenue	—	0.1
Revenue for adjusted operating margin calculation (Non-GAAP)	$310.1	$300.8
Adjusted Operating Income Margin (Non-GAAP)	39%	40%
__________________
(1)Represents the impact of fair value adjustments to acquired unearned revenue relating to services billed by an acquired company, prior to our acquisition of that company. These adjustments represent the difference between the revenue recognized based on management’s estimate of fair value of acquired unearned revenue and the receipts billed prior to the acquisition less revenue recognized prior to the acquisition.
(2)Represents costs directly associated with acquisition or disposal activities, including employee severance and termination benefits, contract termination fees and penalties, and other exit or disposal costs. For the three months ended March 31, 2024, this expense is primarily related to the accelerated expense of obsolete software purchase commitments. For the three months ended March 31, 2023, this expense is primarily related to costs pursuant to the 2021 and 2022 acquisitions.
(3)Represents charges associated with certain legal settlements. For the three months ended March 31, 2024, these charges related to costs incurred due to the Class Actions.

ZoomInfo Technologies Inc.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income
(in millions, except per share amounts; unaudited)

	Three Months Ended March 31,
	2024	2023
Net income (GAAP)	$15.1	$44.5
Impact of fair value adjustments to acquired unearned revenue(1)	—	0.1
Loss on debt modification and extinguishment	—	2.2
Amortization of acquired technology	9.5	10.5
Amortization of other acquired intangibles	5.3	5.6
Equity-based compensation expense	31.2	37.7
Restructuring and transaction-related expenses(2)	0.2	0.1
Litigation settlement(3)	30.2	—
TRA liability remeasurement expense (benefit)	9.4	(10.1)
Tax impacts of adjustments to net income(4)	(0.4)	9.2
Adjusted Net Income (Non-GAAP)	$100.5	$99.5

Diluted Net Income Per Share (GAAP)	$0.04	$0.11
Impact of fair value adjustments to acquired unearned revenue per diluted share	—	—
Loss on debt modification and extinguishment per diluted share	—	—
Amortization of acquired technology per diluted share	0.02	0.03
Amortization of other acquired intangibles per diluted share	0.02	0.01
Equity-based compensation expense per diluted share	0.08	0.09
Restructuring and transaction-related expenses per diluted share	—	—
Litigation settlement per diluted share	0.08	—
TRA liability remeasurement expense (benefit) per diluted share	0.02	(0.02)
Tax impacts of adjustments to net income per diluted share	—	0.02
Adjusted Net Income Per Share (Non-GAAP)	$0.26	$0.24
Shares for Adjusted Net Income Per Share(5)	392	415
__________________
(1)Represents the impact of fair value adjustments to acquired unearned revenue relating to services billed by an acquired company, prior to our acquisition of that company. These adjustments represent the difference between the revenue recognized based on management’s estimate of fair value of acquired unearned revenue and the receipts billed prior to the acquisition less revenue recognized prior to the acquisition.
(2)Represents costs directly associated with acquisition or disposal activities, including employee severance and termination benefits, contract termination fees and penalties, and other exit or disposal costs. For the three months ended March 31, 2024, this expense is primarily related to the accelerated expense of obsolete software purchase commitments. For the three months ended March 31, 2023, this expense is primarily related to costs pursuant to the 2021 and 2022 acquisitions.
(3)Represents charges associated with certain legal settlements. For the three months ended March 31, 2024, these charges related to costs incurred due to the Class Actions.
(4)Represents tax expense associated with GAAP Net income excluded from Adjusted Net Income (Non-GAAP). This includes the tax effects associated with equity compensation, remeasurement of deferred tax assets for the effect of state law changes, and TRA liability remeasurement.
(5)Diluted earnings per share is computed by giving effect to all potential weighted average Common Stock, and any securities that are convertible into Common Stock, including options and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method, excluding deemed repurchases assuming proceeds from unrecognized compensation as required by GAAP.